Exhibit 3.3

AMERICAN PHYSICIANS INSURANCE EXCHANGE

BY-LAWS

AMERICAN PHYSICIANS INSURANCE EXCHANGE

BY-LAWS

TABLE OF CONTENTS

ARTICLE I	SUBSCRIBERS	2

ARTICLE II	DIRECTORS	4

	MEETINGS OF BOARD OF DIRECTORS	7

	REMUNERATION	7

ARTICLE III	ATTORNEY-IN-FACT	8

ARTICLE IV	NATURE OF OPERATION	9

ARTICLE V	DIVIDENDS	10

ARTICLE VI	GENERAL PROVISIONS	11

	OFFICES	11

	FISCAL YEAR	11

	ARBITRATION	11

	CAPITAL AND SURPLUS	12

	LOANS TO THE EXCHANGE	13

	ANNUAL REPORT TO SUBSCRIBERS	13

	NOTICES	13

	INDEMNIFICATION	13

	INVESTMENTS	15

	AMENDMENTS	16

AMERICAN PHYSICIANS INSURANCE EXCHANGE

BY-LAWS

ARTICLE I

SUBSCRIBERS

Section 1 - The members of the AMERICAN PHYSICIANS INSURANCE EXCHANGE (the “Exchange”) who shall exchange with one another insurance as authorized herein and in whom reposes the ultimate benefit of the Exchange are the “Subscribers” as contemplated by Chapter Nineteen of the Insurance Code of Texas of 1951, as amended (the “Code”).

Section 2 - Each Subscriber’s interest in the Exchange shall exist by virtue of the “Subscribers Agreement and Power of Attorney” executed by the Subscriber and the policy of AMERICAN PHYSICIANS INSURANCE EXCHANGE issued by APS FACILITIES MANAGEMENT, INC. (the Attorney-in-Fact) to such Subscriber. Each Subscriber’s status shall exist and be of effect in the Exchange concurrently with the term of any policy (or policies) of AMERICAN PHYSICIANS INSURANCE EXCHANGE issued to the Subscriber. Upon the expiration or earlier termination of any such policy, the status of such Subscriber hereunder shall thereupon cease.

Section 3 - The Subscribers shall have the right to:

(a)	Select members of the Board of Directors annually upon the expiration of the terms of all such Directors;

(b)	Amend these By-Laws;

(c)	Terminate any or all members of the Board of Directors and select the successor to any such terminated Director;

(d)	Terminate the Attorney-in-Fact and its Management Agreement with the Exchange and select any replacement Attorney-in-Fact, subject to the terms of the Management Agreement.

Section 4 - All actions of the Subscribers, provided in these By-Laws, shall occur by vote, and the decision shall be that of a majority of all Subscribers voting except for the termination of the Attorney-in-Fact during the term of the Management Agreement which will require a concurring vote of two-thirds of all Subscribers, whether voting or not.

Section 5 - A vote of the Subscribers shall occur annually or at such other times as may be called by the Board of Directors or by petition of the Subscribers signed by at least 25% of the Subscribers. Such vote shall be taken by a mailing to all Subscribers at their address shown on the books of the Exchange clearly stating the issues or matters to be decided on a ballot form prepared by the Attorney-in-Fact and approved by the Board of Directors. The Attorney-in-Fact shall have the responsibility for preparing such ballot form, mailing the ballots to the Subscribers and tabulating all returns for the Board of Directors. However, the Board of Directors may require that such mailing, tabulation and certification of results to the Board of Directors be made by the auditors of the Exchange or by any Certified Public Accountant.

Section 6 - The ballots of Subscribers shall be returned to the office of the Exchange in Austin, Texas, by mail or other delivery unless the Board of Directors shall require that such ballots be directed to an independent Certified Public Accountant.

Section 7 - Each Subscriber shall be entitled to cast one vote only regardless of the number of policies issued to said Subscriber by the Exchange; provided, however, that where more than one Director is to be voted on by the Subscribers, each Subscriber may vote on each Director’s position to be filled.

Section 8 - For purposes of determining the Subscribers voting on any issue or matter herein, the ballots received within fifteen days after the date mailed to any Subscriber shall be counted. Any late ballots may be counted at the discretion of the Attorney-in-Fact or auditor tabulating the same.

ARTICLE II

DIRECTORS

Section 1 - The Board of Directors shall be composed of no less than four (4) nor more than fifteen (15) members from and after the issuance of a Certificate of Authority to the Attorney-in-Fact to commence operation of the Exchange; provided, however, that the initial Board of Directors composed of six (6) members, and existing during the formation stage of the Exchange, shall continue to act as the entire Board of Directors until the commencement of the terms of the Board elected by the Subscribers.

Section 2 - The purpose of the Board of Directors is to:

(a)	Determine the scope and nature of insurance coverages of the Exchange;

(b)	Approve the rates to be charged on all insurance coverages;

(c)	Advise and counsel with the Attorney-in-Fact regarding the general policies of the Exchange;

(d)	Review all operating procedures of the Attorney-in-Fact; and

(e)	Act as a Board of Arbitration as provided under Section 4, Article VI, hereof.

Section 3 - The terms of the Directors elected by the Subscribers shall commence on the first day of June of the year elected and shall be for a period of three (3) years. Each Director shall hold office until his successor is elected.

Section 4 - Election ballots to fill expiring Directors’ positions shall be mailed to the Subscribers prior to May 15 of each year.

Section 5 - Any vacancy in the Board of Directors occurring prior to the expiration of a term may be filled by the remaining Directors at any regular or special Directors’ meeting.

Section 6 - A Chairman, Vice-Chairman and a Secretary shall be elected by majority vote of the members of the Board of Directors each year. Such individuals should be limited to two consecutive terms unless such term limitation is waived annually by a two-thirds vote of the Directors. It is further resolved that the Chairman shall form committees and appoint chairmen for these committees that he deems necessary whose terms will run concurrently with the term of the Chairman of the Board. The Board shall also be empowered to authorize remuneration for those committee members who are required to regularly leave their practice in order to fulfill their duties.

Section 7 -

(a)	Directors need not be residents of the State of Texas. However, Directors must meet the following requirements: (1) the Director must be a Subscriber, or a member of any corporation/partnership which is a Subscriber to the Exchange, or any individual or member of any corporation/ partnership that is insured by a company that is reinsured by the Exchange; and (2) except as provided in these By-Laws, must be active in the practice of medicine at the time of election to the Board.

(b)	A Director who retires from the active practice of medicine, after election to the Board, can continue as a Director for the term for which the Director was elected.

(c)	Any individual who was elected as an initial Director in the first year of the Exchange and remains on the Board as of the date of this Amendment can be eligible for election as a Director without regard to the qualifications listed above.

(d)	If there is any dispute over the qualifications of an individual to serve as a Director, the Chairman shall appoint a special committee to determine the facts and qualifications. The determination of this special committee will be acted upon by the Board.

(e)	Director Emeritus The Board of Directors may nominate and designate certain individuals, whether living or deceased, for the honorary title of Director Emeritus in recognition of their service to the Exchange or to the practice of medicine. A Director Emeritus may not vote and is not encumbered with any of the duties or liability of a Director. The Board of Directors may allow a person elected as a Director Emeritus to attend Board meetings, without compensation, and the Board may also afford such other recognition as it deems appropriate for the honorary title of Director Emeritus.

Section 8 - The Board of Directors shall nominate a slate of candidates to be submitted to the Subscribers for selection of Directors to fill the positions of those Directors whose terms expire in the year of the Subscribers’ annual voting.

Section 9 - The Board of Directors should be representative of the geographical areas in which the Subscribers are located. The regions and the distribution of Directors representative of such regions shall be determined by the Board of Directors from time to time, and if the Board of Directors concludes that additional Directors are necessary properly to be representative of the various regions in which the Subscribers are located, the Board of Directors may increase the number of the prescribed Directors and the Board of Directors may select the Directors from such regions to fill the additional Director positions until the next annual selection of Directors by the Subscribers as provided in these By-Laws.

MEETINGS OF BOARD OF DIRECTORS

Section 10 - Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas. Business to be discussed and dealt with at regular and special meetings of the Board of Directors shall be described in an agenda prepared by the Chairman of the Board prior to the start of meetings. At some point during regular and special meetings, if deemed necessary by the Chairman of the Board, “Executive Sessions” may be held when members of the Board of Directors only will be present for the business to be discussed; i.e., employees of APS Facilities Management, Inc. will not be present for such “Executive Sessions” (unless specifically invited to be present by the Chairman of the Board).

Section 11 - Regular meetings of the Board of Directors shall be held two or more times per year at a time and place determined by the Board. Notice shall be given to the Directors of the time and place.

Section 12 - Special meetings of the Board of Directors may be called by the Attorney-in-Fact and written notice of such special meetings of the Board of Directors shall be given to each Director at least two days before the date of the meeting. The business to be transacted at any special meeting of the Board of Directors shall be specified in the notice of such meeting.

Section 13 - A quorum for the transaction of business at any regular or special meeting of the Directors shall consist of a majority of the members of the Board, but a smaller number may adjourn from time to time until a quorum can be obtained.

REMUNERATION

Section 14 - Directors shall be fully reimbursed for all expenses reasonably and necessarily incurred for the performance of their duties as Directors, including travel and related expenses for attendance at Director or committee meetings. In addition, the Directors will be compensated for attendance at Director or committee meetings at rates to be determined from time to time by the Board of Directors.

ARTICLE III

ATTORNEY-IN-FACT

Section 1 - The Attorney-in-Fact of the Exchange is APS Facilities Management Inc. or such other person or corporation qualified under Chapter Nineteen of the Code as may be hereafter selected by vote of the Subscribers, as provided herein.

Section 2 - Notwithstanding the power of the Attorney-in-Fact to bind the Subscribers and to operate the Exchange, as contained in the Power of Attorney executed by the Subscribers, the authority of the Attorney-in-Fact to exercise such general powers is limited by the terms of the Management Agreement of such Attorney-in-Fact, as well as by the provisions and terms of these By-Laws.

Section 3 - The Attorney-in-Fact shall (a) have a representative at all meetings of Directors and shall keep and maintain minutes of said meetings; (b) have charge of all Exchange books, records and papers; (c) maintain all insurance records customary to the operation of the insurance business; (d) render and submit all reports and statements required by governmental agencies, including without limitation, the insurance departments of the various states in which the Exchange does business and the Federal Internal Revenue Service; (e) have custody of the funds and securities of the Exchange; (f) keep accurate records of receipts and disbursements; and (g) deposit all monies in the name of the Exchange or in the name of the Attorney-in-Fact for the benefit of the Exchange, such depositories being designated or subject to the approval of the Board of Directors. The Attorney-in-Fact shall render to the Board of Directors at its regular meetings, or when required by the Board of Directors, an account of all transactions and the financial condition of the Exchange, and the Attorney-in-Fact shall provide for an annual audit certified by an independent Certified Public Accountant.

Section 4 - If the Board of Directors should desire to recommend a new and different Attorney-in-Fact, it may cause to be submitted in the vote to the Subscribers, the name of the proposed Attorney-in-Fact, with full description and history, as well as the proposed management contract for such proposed Attorney-in-Fact.

Section 5 - In the event the Attorney-in-Fact’s Management Agreement is terminated for any reason, it shall remain in its position until a successor qualified Attorney-in-Fact is selected by the Board and ratified by the Subscribers.

Section 6 - In the event of the termination of the Management Agreement by either the Attorney-in-Fact or the Board of Directors, the Attorney-in-Fact and the Board of Directors shall cooperate in obtaining a successor Attorney-in-Fact to be submitted for ratification by the Subscribers.

ARTICLE IV

NATURE OF OPERATION

Section 1 - The scope of the insurance business shall include duly licensed medical and paramedical professionals and facilities. The nature of insurance shall be only liability and other related insurance coverage issued to medical practitioners, surgi-centers, and hospitals as contained in the form of policy approved by the Board of Directors. The Exchange is also authorized to issue directors’ and officers’ insurance upon prior approval of the Board of Directors. However, the Board of Directors may, in its discretion, broaden the nature of lines of insurance which may be written by the Attorney-in-Fact on behalf of the Exchange.

Section 2 - The geographical area in which insurance business may be obtained by the Exchange shall be determined by the Board of Directors with the advice and counsel of the Attorney-in-Fact. The amount of insurance which may be offered under any policy issued by the Exchange shall be determined by the Board of Directors with the advice and counsel of the Attorney-in-Fact. The reinsurances applicable to any business written by the Exchange shall be determined by the Board of Directors, with the advice and counsel of the Attorney-in-Fact, and the Board of Directors will review any reinsurance contract executed by the Attorney-In-Fact on an annual basis.

ARTICLE V

DIVIDENDS

Section 1 - The Board of Directors may declare dividends (in accordance with the Texas Insurance Code) payable to all Subscribers having the status of a Subscriber, as provided herein, at the end of each fiscal year.

Section 2 - The Board of Directors may declare such dividends out of net profits available for distribution at the end of each year. The net profits available for distribution shall be deemed to be funds on hand after:

1.	provision of unearned premium reserves;

2.	payment of losses and loss adjustment expenses and provision for loss reserves;

3.	payment of state or Federal taxes or other charges made by any governmental agency or on account of any statute or regulation applicable to the Exchange;

4.	reserves recommended by the auditors as being desired and reasonable required for any business or accounting reasons;

5.	payment of reinsurance premiums;

6.	payment of fees due under the Management Agreement;

7.	payment of expenses of operation of the Exchange of every kind and nature not expressly assumed by the Attorney-in-Fact in the Management Agreement;

8.	capital and surplus as required by the Texas Insurance Code, the Texas Department of Insurance or such greater amount as the Board of Directors may determine;

9.	the repayment of any advances or loans made to the Exchange;

10.	the repayment of all refundable subscriber deposits outstanding.

Section 3 - The amount of dividends to be paid to each Subscriber, out of the total dividends declared, shall be in the same relation as the earned premiums attributable to such Subscriber for the fiscal year bears to the total earned premium attributable to all Subscribers entitled to share in dividends at year end.

ARTICLE VI

GENERAL PROVISIONS

OFFICES

Section 1 - The principal office of the Exchange shall be located in Austin, Travis County, Texas.

Section 2 - The Attorney-in-Fact may have offices in such other places, either within or without the State of Texas, as the Attorney-in-Fact may desire.

FISCAL YEAR

Section 3 - The fiscal year of the Exchange shall be the calendar year.

ARBITRATION

Section 4 - In the event any dispute arises between the Attorney-in-Fact and one or more of the Subscribers with respect to any questions regarding coverages, appraisal, amounts of insurance recoveries under any policies, or the interpretation of the insurance policies issued by the Attorney-in-Fact on behalf of the Exchange, all parties agree that any such dispute shall be resolved by the Board of Directors acting as an Arbitration Board. The Board of Directors shall, in its discretion, select seven, five or three of its members to consider the merits of the matter in dispute and to decide the same upon a majority vote of the Arbitrators. Each of the parties to the dispute, through a representative or an attorney, shall submit a summary of facts which each such party believes to be true and material to the dispute and a summary of the argument in favor of its position. Affidavits of material facts will be required. The Arbitrators may further require personal testimony at a hearing before the Arbitrators of any witnesses whose affidavits are submitted by a party to the dispute, with the right of cross-examination by Arbitrators as well as by the other parties to the dispute. The nature and extent of any testimony or cross-examination thereof and the nature and extent of any hearing and argument of the parties shall be solely within the discretion of the Arbitrators. The Arbitrators shall make such independent investigation as they may desire provided a summary of the material facts found in the investigation is furnished to all parties to the dispute. The parties to the dispute shall consider this contract an honorable engagement rather than merely as a legal obligation and are relieved of all judicial formalities and may abstain from following the strict rules of law. All parties agree that the decision of a majority of the Arbitrators shall be final and binding upon all parties involved in the arbitration.

Section 5 - The place of any such arbitration shall be Austin, Texas, unless another location is mutually agreed upon.

CAPITAL AND SURPLUS

Section 6 - The capital and surplus shall be in the initial amount of $300,000 and shall be increased out of funds otherwise available for dividends to such amounts as required by the Texas Insurance Code or the Texas Department of Insurance. Thereafter, the Board of Directors may increase such capital and surplus as it deems necessary from funds otherwise available for dividends.

LOANS TO THE EXCHANGE

Section 7 - Without obligating the Subscribers in any way, the Board of Directors may obtain loans for the Exchange if necessary to make its loss payment commitments or to pay expenses and other liabilities of the Exchange and may use as security therefore any properties or assets of the Exchange except for the minimum capital and surplus required by any applicable jurisdiction.

ANNUAL REPORT TO SUBSCRIBERS

Section 8 - An annual report shall be submitted annually to the Subscribers prior to or simultaneously with the Subscribers’ annual voting, which report will contain a summary of the business activities for the year and financial statements.

NOTICES

Section 9 - Notices to Directors and Subscribers shall be in writing and delivered personally or mailed to their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given when mailed. Notice to Directors may also be given by telegram, fax or overnight carrier.

Section 10 - Whenever any notice is required to be given to any Director or Subscriber, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 11 - Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

INDEMNIFICATION

Section 12 - The Exchange shall indemnify any and all persons who may serve or who have served at any time as Directors of the Exchange, and their respective heirs, administrators, successors and assigns, against all liabilities (including but not limited to the amounts of judgments, settlements, fines or penalties) and expenses necessarily incurred by any such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any one of them, are made parties or a party, or which may be asserted against them or any of them, by reason of being or having been Directors of the Exchange, except as to any Director, otherwise entitled to indemnity hereunder, who shall be adjudged in any such action, suit, or proceeding to be liable for his own gross negligence, bad faith, fraudulent intent or willful misfeasance. In the event of settlement of a matter before final adjudication, the Exchange shall reimburse to any Director the reasonable costs of settlement of any such action, suit, or proceeding, together with the above described expenses, if it shall be found by a majority of a committee comprised of the Directors not involved in the matter of controversy, whether or not a quorum, that it was to the best interests of the Exchange that such settlement be made and that such Director involved in the matter in controversy was not guilty of gross negligence, bad faith, fraudulent intent or willful misfeasance in the matter so settled. Such indemnification shall not be exclusive of any other rights to which those indemnified may be entitled, independently of this By-Law provision. The Exchange shall also endeavor to obtain Directors’ liability insurance in favor of the Directors with a limit of liability of not less than $500,000. Any insurance coverages shall be primary and the indemnification by the Exchange pursuant to this By-Law provision shall be secondary.

Section 13 - The Exchange shall indemnify the Attorney-in-Fact, and any and all persons who may serve or who have served at any time as officers or Directors of the Attorney-in-Fact, and their respective heirs, administrators, successors and assigns, against all liabilities (including but not limited to the amounts of judgements, settlements, fines or penalties) and expenses necessarily incurred by the Attorney-in-Fact or such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of the Attorney-in-Fact acting as Attorney-in-Fact for and on behalf of the Subscribers to the Exchange, except as to the Attorney-in-Fact, or any of its Directors or officers, who would otherwise be entitled to indemnity hereunder, who shall be adjudged in any action, suit, or proceeding to be liable for its or his own gross negligence, bad faith, fraudulent intent, or willful misfeasance. In the event of settlement of the matter before final adjudication, the Exchange shall also reimburse to the Attorney-in-Fact, or any of its Directors or officers, the reasonable costs of settlement of any such action, suit, or proceeding, together with the above described expenses, if it shall be found by a majority of the Board of Directors of the Exchange that it was to the best interests of the Exchange that such settlement be made and that the Attorney-in-Fact, or the Directors or officers thereof involved in the matter of controversy, were not guilty of gross negligence, bad faith, fraudulent intent or willful misfeasance in the matter so settled. Such indemnification shall not be exclusive of any other rights to which those indemnified may be entitled, independently of this By-Law provision.

INVESTMENTS

Section 14 - The investable funds of the Exchange shall be invested in a manner not to conflict with the investment section of the Texas Insurance Code, providing, however, that except for investments in wholly owned subsidiaries approved by the Board of Directors, under no circumstances may any funds be invested in any investment that is considered speculative in nature.

AMENDMENTS

Section 15 - The Board of Directors may amend any provision of these By-Laws except for any matter relating to the rights or powers of the Subscribers, or any matter which is subject to a contract right of the Attorney-in-Fact as contained in the Management Agreement.

Amendment(s) to these By-laws may be proposed at a special or regular meeting of the Board of Directors. For the Board of Directors to amend these By-laws, a majority vote of the Board of Directors in favor of the amendment(s) must be obtained at the next special or regular meeting of the Board of Directors following the meeting at which the amendment(s) was proposed.

APPROVED, RATIFIED AND ACCEPTED AS THE BY-LAWS OF AMERICAN

PHYSICIANS INSURANCE EXCHANGE.

/s/ Bernard M. Barrett, Jr., M.D.
Bernard M. Barrett, Jr., M.D.

/s/ Thomas W. Eades, M.D.
Thomas W. Eades, M.D.

/s/ Gregory M. Jackson, M.D.
Gregory M. Jackson, M.D.

/s/ Norris C. Knight, Jr., M.D.
Norris C. Knight, Jr., M.D.

/s/ Kemal E. Kutait, M.D.
Kemal E. Kutait, M.D.

/s/ James I. Lindsay, M.D.
James I. Lindsay, M.D.

/s/ Frank S. Martin, Jr., M.D.
Frank S. Martin, Jr., M.D.

/s/ John H. Meador, M.D.
John H. Meador, M.D.

/s/ William J. Peche, M.D.
William J. Peche, M.D.

/s/ Lawrence S. Pierce, M.D.
Lawrence S. Pierce, M.D.

/s/ Richard S. Shoberg, Jr., M.D.
Richard S. Shoberg, Jr., M.D.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Amendment to By-Laws Number 20

The By-Laws of American Physicians Insurance Exchange are approved that such By-laws have prior Amendments number 1992-1 and 17 - 19 changed within the By-laws including the following Amendment to the By-Laws:

Article IV, Section 2, is hereby amended to read: The geographical area in which insurance business may be obtained by the Exchange shall be determined by the Board of Directors with the advice and counsel of the Attorney-In-Fact. The amount of insurance which may be offered under any policy issued by the Exchange shall be determined by the Board of Directors with the advice and counsel of the Attorney-In-Fact. The reinsurances applicable to any business written by the Exchange shall be determined by the Board of Directors, with the advice and counsel of the Attorney-In-Fact, and the Board of Directors will review any reinsurance contract executed by the Attorney-In-Fact on an annual basis.

Article VI, Section 8, is hereby amended to read: An annual report shall be submitted annually to the Subscribers prior to or simultaneously with the Subscribers’ annual voting, which report will contain a summary of the business activities for the year and financial statements.

Article VI, Section 9, is hereby amended to read: Notices to Directors and Subscribers shall be in writing and delivered personally or mailed to their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given when mailed. Notice to Directors may also be given by telegram, fax or overnight carrier.

This Amendment and future By-law Amendments will be numbered in sequential number order.

The undersigned, Secretary of the Exchange, certifies that the foregoing amendment to the By-Laws was adopted by the Board of Directors at a meeting held on November 6, 1998.

Dated:	November 6, 1998	/s/ Sharon L. Stripling
Secretary of the Exchange

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Amendment to By-Laws Number 21

Section 7 (a) of Article II is hereby amended to read:

Section 7

(a)	Directors need not be residents of the State of Texas. However, Directors must meet the following requirements: (1) the Director must be a Subscriber, or a member of any corporation/partnership which is a Subscriber to the Exchange, or any individual or member of any corporation/partnership that is insured by a company that is reinsured by the Exchange; and (2) except as provided in these By-Laws, must be a board certified/eligible physician involved in the active practice of medicine through direct patient care and maintain interaction with their medical community, in some form. Any change in active practice status should be submitted in writing for the Board’s consideration. Requirements of the board member physicians shall be determined by the board and are subject to periodic review.

The undersigned, Secretary of the Exchange, certifies that the foregoing amendment to the By-Laws was adopted by the Board of Directors at a meeting held on October 27, 2000.

Dated:	10/27/2000	/s/ Lawrence S. Pierce, M.D.
Secretary of the Exchange

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Amendment to By-Laws Number 22

Section 7 (d) of Article II is hereby amended to read:

Section 7

(d)	If there is any dispute over the qualifications of an individual to serve as a Director or a conflict of interest, the Chairman shall appoint a special committee to determine the facts and qualifications. The determination of this special committee will be acted upon by the Board.

The undersigned, Secretary of the Exchange, certifies that the foregoing amendment to the By-Laws was adopted by the Board of Directors at a meeting held on November 9. MM.

Dated:	11/9/01	/s/ William J. Peche, M.D.
Secretary of the Exchange

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Amendment to By-Laws Number 23

Section 7 (b) of Article II is hereby amended to read:

Section 7

(b)	A Director who retires from the active practice of medicine, after election to the Board, will resign as a Director but may continue for the remainder of the term at the discretion of the Board.

The undersigned, Secretary of the Exchange, certifies that the foregoing amendment to the By-Laws was adopted by the Board of Directors at a meeting held on August 9, 2003.

Dated:	08/09/2003	/s/ Lawrence S. Pierce, M.D.
Secretary of the Exchange

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Amendment to the Bylaws Number 24

Section 7(a) of Article II is hereby amended to read as follows:

(a)	Directors need not be residents of the State of Texas. However, Directors must meet the following requirements:

(1) As provided by these bylaws, a majority of the Directors must be Subscribers or members of a corporation/partnership or other legal entity which are Subscribers to the Exchange; and

(2) Except as provided in these bylaws, Subscriber Directors must be board certified/eligible physicians involved in the active practice of medicine through direct patient care and must maintain interaction with their medical community in some form. Any change in the active practice status should be submitted in writing for the Board’s consideration. Requirements of the board member physicians who are Subscribers shall be determined by the Board and are subject to periodic review

(3) The Board of Directors may nominate one or more individuals who are not Subscribers to serve as directors. Individuals nominated shall be submitted to the Subscribers for selection as Directors at the next annual or special meeting of Subscribers. All individuals nominated should be persons who have competence, trustworthiness, experience and integrity regarding the business of insurance and such other qualifications as determined by the Board. After an individual nominated has been selected by the Subscribers, the terms and any vacancies occurring in this position shall be handled in the same manner as any other director position under these bylaws.

The undersigned, Secretary of the Exchange, certifies that the foregoing amendment to the By-Laws was adopted by the Board of Directors at a meeting held on April 6, 2006.

Dated:
Secretary of the Exchange

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Amendment to the By-Laws Number 25

Article I is hereby amended by adding the following new Sections 9 – 13 to read as follows:

Section 9—Voting List

At least ten days before each meeting of Subscribers, a complete list of the Subscribers entitled to vote at the meeting, arranged in alphabetical order, with the address of each shall be prepared by the Attorney-in-Fact. The list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the Exchange and shall be subject to inspection by any Subscriber at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Subscriber during the whole time of the meeting.

Section 10—Quorum; Voting and Withdrawal of a Quorum

Ten percent (10%) of the Subscribers entitled to vote at a meeting either present in person or represented by proxy, shall constitute a quorum at meetings of the Subscribers for the transaction of business except as otherwise provided by statute, by the Subscribers Agreement and Power of Attorney or by these By-Laws. If a quorum is not present or represented at the meeting of the Subscribers, the Subscribers entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the Subscribers Agreement and Power of Attorney, or these By-Laws, a higher vote is required in which case the express provision shall govern. The Subscribers present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough Subscribers to leave less than a quorum.

Section 11—Method of Voting

Each Subscriber shall be entitled to one vote on each matter submitted to a vote at a meeting of Subscribers. At any meeting of the Subscribers, every Subscriber having the right to vote may vote either in person, or by proxy executed in writing by the Subscriber or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Exchange prior to or at the time of the meeting. Voting for Directors shall be in accordance with these By-Laws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

Section 12—Record Date; Closing Exchange Books

The Board of Directors may fix in advance a record date for the purpose of determining Subscribers entitled to notice of or to vote at a meeting of the Subscribers,

the record date to be not less than ten nor more than fifty days prior to the meeting; or the Board of Directors may close the books of the Exchange for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

The Board of Directors may fix in advance a record date for the purpose of determining Subscribers entitled to receive consideration in the event of merger, conversion or other reorganization of the exchange.

Section 13—Telephone and Similar Meetings

Subscribers, Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article VI is hereby amended by adding a new Section 16 to read as follows:

Section 16—Applicability of Texas Business Organization Code

The internal affairs of the Exchange shall be governed by and subject to the Texas Business Organization Code to the extent those laws are not inconsistent with the Texas Insurance Code, the Subscribers Agreement and Power of Attorney, and these By-Laws.

The undersigned, Secretary of the Exchange, certifies that the foregoing amendment to the By-Laws was adopted by the Board of Directors at a meeting held on June 1, 2006.

Dated:
Secretary of the Exchange